Exhibit 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

FAMILY MEDICINE SPECIALISTS, et al.,	§
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Plaintiffs,	§
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V.	§	CIVIL ACTION NO. 3: 04-CV-0872-B
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ABATIX CORPORATION, et al.,	§
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Defendants.	§

PRELIMINARY ORDER FOR NOTICE AND HEARING IN CONNECTION
WITH SETTLEMENT PROCEEDINGS

          WHEREAS, on May 6, 2005, the parties to the above-entitled action (the “Action”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) which is subject to review under Rule 23 of the Federal Rules of Civil Procedure and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged in the Complaint on the merits and with prejudice; and the Court having read and considered the Stipulation and the accompanying documents; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation;

          NOW, THEREFORE, IT IS HEREBY ORDERED, this 17th day of May, 2005 that:

          1.          Pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, this Action is hereby certified as a class action on behalf of all persons who purchased the common stock of Abatix during the period between 5:05 p.m. Eastern Standard Time on April 14, 2004 and April 30, 2004, inclusive. Excluded from the Class are Defendants, the officers and directors of Abatix, at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns, and any entity in which Defendants have or had a controlling interest.

          2.          The Court finds, for the purposes of the Settlement only, that the prerequisites for a class action under Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure have been satisfied in that: the number of Class Members is so numerous that joinder of all members thereof is impracticable; there are questions of law and fact common to the Class; the claims of the named representatives are typical of the claims of the Class they seek to represent; the Lead Plaintiffs will fairly and adequately represent the interests of the Class; the questions of law and fact common to the members of the Class predominate over any questions affecting only individual members of the Class; and a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

          3.          Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of the Settlement only, Lead Plaintiffs Family Medicine Specialists, Brian De Souza, Charalambos Kyriakides, Francisco and Elsa Fernandez, and Toan Nguyen are certified as Class Representatives.

          4.          A hearing (the “Settlement Fairness Hearing”) pursuant to Rule 23(e) of the Federal Rules of Civil Procedure is hereby scheduled to be held before the Court on August 11, 2005, at 10:00 a.m. for the following purposes:

                       (a)          to finally determine whether this Action satisfies the applicable prerequisites for class action treatment under Rules 23(a) and (b) of the Federal Rules of Civil Procedure;

                       (b)          to determine whether the proposed Settlement is fair, reasonable, and adequate, and should be approved by the Court;

                       (c)          to determine whether the Order and Final Judgment as provided under the Stipulation should be entered, dismissing the Complaint filed herein, on the merits and with prejudice, and to determine whether the release by the Class of the Settled Claims, as set forth in the Stipulation, should be provided to the Released Parties;

                       (d)          to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is fair and reasonable, and should be approved by the Court;

                       (e)          to consider Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses; and

                       (f)          to rule upon such other matters as the Court may deem appropriate.

          5.          The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Order and Final Judgment approving the Stipulation and dismissing the Complaint on the merits and with prejudice regardless of whether it has approved the Plan of Allocation or awarded attorneys’ fees and expenses.

          6.          The Court approves the form, substance and requirements of the Joint Notice of Pendency of Class Action and Derivative Action, Proposed Settlement, Motion for Attorneys’ Fees, and Settlement Fairness Hearings (the “Notice”) and the Proof of Claim form, attached to Lead Plaintiffs’ Unopposed Motion for Preliminary Approval of Proposed Settlement as Exhibits 1 and 2 respectively.

          7.          The Court approves the appointment of Analytics, Incorporated as the Claims Administrator. The Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms annexed hereto, to be mailed, by first class mail, postage prepaid, on or before June 3, 2005, to all Class Members who can be identified with reasonable effort. The Defendants shall cause Abatix’s transfer records and shareholder information to be made available to the Claims Administrator for the purpose of identifying and giving notice to the Class. The Claims Administrator shall use reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who purchased Abatix common stock during the Class Period as record owners but not as beneficial owners. Such nominee purchasers are directed within, seven (7) days of their receipt of the Notice, to either forward copies of the Notice and Proof of Claim to their beneficial owners, or to provide the Claims Administrator with lists of the names and addresses of the beneficial owners, and the Claims Administrator is ordered to send the Notice and Proof of Claim promptly to such identified beneficial owners. Nominee purchasers who elect to send the Notice and Proof of Claim to their beneficial owners shall send a statement to the Claims Administrator confirming that the mailing was made as directed. Additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Gross Settlement Fund, upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notices and Proofs of Claim to beneficial owners. Plaintiffs’ Lead Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of mailing of the Notice and Proof of Claim.

          8.          The Court approves the form of Publication Notice of the pendency of this class action and the related shareholder derivative action and the proposed settlement in substantially the form and content attached to Lead Plaintiffs’ Unopposed Motion for Preliminary Approval of Proposed Settlement as Exhibit 3 and directs that Plaintiffs’ Lead Counsel shall cause the Publication Notice to be published in the national edition of The Wall Street Journal within ten days of the mailing of the Notice. Plaintiffs’ Lead Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of publication of the Published Notice.

          9.          The form and content of the Notice, and the method set forth herein of notifying the Class of the Settlement and its terms and conditions, meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. 78u-4(a)(7) as amended by the Private Securities Litigation Reform Act of 1995, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

          10.        In order to be entitled to participate in the Net Settlement Fund, in the event the Settlement is effected in accordance with the terms and conditions set forth in the Stipulation, each Class Member shall take the following actions and be subject to the following conditions:

                       (a)          A properly executed Proof of Claim (the “Proof of Claim”), substantially in the form attached to Lead Plaintiffs’ Unopposed Motion for Preliminary Approval of Proposed Settlement as Exhibit 2, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked not later than September 9, 2005. Such deadline may be further extended by Court Order. Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.

                       (b)          The Proof of Claim submitted by each Class Member must satisfy the following conditions: it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by Plaintiffs’ Lead Counsel; if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Class Member must be included in the Proof of Claim; and the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

                       (c)          As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all Settled Claims as provided in the Stipulation.

          11.        Class Members shall be bound by all determinations and judgments in this Action, whether favorable or unfavorable, unless such persons request exclusion from the Class in a timely and proper manner, as hereinafter provided. A Class Member wishing to make such request shall mail the request in written form by first class mail postmarked no later than July 14, 2005 to the address designated in the Notice. Such request for exclusion shall clearly indicate the name, address and telephone number of the person seeking exclusion, that the sender requests to be excluded from the Class in Family Medicine Specialists, et al. v. Abatix Corp., et al., Civil Action No. 3:04 CV 872 B (JJB), and must be signed by such person. Such persons requesting exclusion are also directed to state: the date(s), price(s), and number(s) of shares of all purchases and sales of Abatix common stock during the Class Period. The request for exclusion shall not be effective unless it provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Court.

          12.        Class Members requesting exclusion from the Class shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and Notice.

          13.        The Court will consider comments and/or objections to the Settlement, the Plan of Allocation, or the award of attorneys’ fees and reimbursement of expenses only if such comments or objections and any supporting papers are filed in writing with the Clerk of the Court United States District Court for the Northern District of Texas, Dallas Division 1100 Commerce St., 1452 Dallas, TX 75242, and copies of all such papers are served, on or before, July 14, 2005, upon each of the following: Lee A. Weiss, Esq., Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, New York, NY 10119-0165, on behalf of the Lead Plaintiffs and the Class; and Gerard G. Pecht, Esq., Fulbright & Jaworski, LLP, 1301 McKinney, Suite 5100, Houston, TX 77010, on behalf of the Defendants. Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Settlement, the Plan of Allocation, and/or the request for attorneys’ fees are required to indicate in their written objection their intention to appear at the hearing. Persons who intend to object to the Settlement, the Plan of Allocation, and/or counsel’s application for an award of attorneys’ fees and expenses and desire to present evidence at the Settlement Fairness Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearing. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

          14.        Pending final determination of whether the Settlement should be approved, the Lead Plaintiffs, all Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Settled Claims against any Released Party.

          15.        As provided in the Stipulation, Plaintiffs’ Lead Counsel may pay the Claims Administrator the reasonable fees and costs associated with giving notice to the Class and the review of claims and administration of the Settlement out of the Gross Settlement Fund without further order of the Court.

          16.        If: the Settlement is terminated by Defendants pursuant to paragraph 22 of the Stipulation; or any specified condition to the Settlement set forth in the Stipulation is not satisfied and Plaintiffs’ Lead Counsel or Defendants’ Counsel elects to terminate the Settlement as provided in paragraph 24 of the Stipulation, then, in any such event, the Stipulation, including any amendment(s) thereof, and this Preliminary Order certifying the Class and the Class Representatives for purposes of the Settlement shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed prior to March 30, 2005.

          17.        The Court retains exclusive jurisdiction over the Action to consider all further matters arising out of or connected with the Settlement.

SO ORDERED.

SIGNED May 17th, 2005

Signature Removed For Security Purposes

JANE J. BOYLE
UNITED STATES DISTRICT JUDGE